News Release

Athene to Host Investor Update Webcast and Conference Call on Wednesday, March 25, 2020

PEMBROKE, Bermuda – March 25, 2020 – Athene Holding Ltd. (“Athene”) (NYSE: ATH) announced that it will host a webcast and conference call for stakeholders, investors, and analysts, and any other interested parties today, Wednesday, March 25, 2020 at 8:30 am ET to provide a corporate update and discuss considerations in the current market environment as it relates to Athene’s business. The webcast and conference call will include remarks from Athene’s senior management team, as well as several portfolio managers from Apollo Global Management, Athene’s strategic asset management partner.
In addition, Athene intends to post a presentation on its Investor Relations website at ir.athene.com before the commencement of the webcast and conference call. The presentation will highlight Athene’s performance in the current market environment, including updates on retail and flow reinsurance origination and insights on the Company’s capital, liquidity, investment portfolio, and stress tests.
Jim Belardi, CEO of Athene, stated, “In the wake of extraordinary events that have unfolded in capital markets and society more broadly in just the past month, we want to provide the investment community with an update on our business and provide insight as to where we are focused in the current environment. Athene continues to aggressively execute its business plan with strong levels of capital and liquidity. We continue to serve our retail policyholders and flow reinsurance partners with first quarter origination from these channels remaining strong, and accelerating in March as our products remain an attractive source of guaranteed-income during this period of market volatility.”
Mr. Belardi continued, “As a reminder, Athene is A-rated, has $12 billion of statutory capital, and is armed with significant deployable capital. Our investment portfolio is comprised of high-quality assets, many of which are senior-secured or feature meaningful structural subordination. We are continuing to operate under the same robust risk management framework deeply embedded in all business decisions and processes. This framework mandates that we identify, assess, and monitor risk as well as perform frequent stress testing, the results of which we’ve made public before and will do so again.”

Webcast and Conference Call Details

•
Event date and time: Wednesday, March 25, 2020 at 8:30am ET
Live and archived webcast available at: ir.athene.com
Live conference call: Toll-free at (866) 901-0811 (domestic) or (346) 354-0810 (international)

•	Conference call replay available through April 1, 2020 at (800) 585-8367 (domestic) or (404) 537-3406 (international)

•	Conference ID number: 2158689

About Athene Holding Ltd.
Athene, through its subsidiaries, is a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs. The products offered by Athene include:

•	Retail fixed, fixed indexed, and index-linked annuity products;

•	Reinsurance arrangements with third-party annuity providers; and

•	Institutional products, such as funding agreements and the assumption of pension risk transfer obligations.
Athene had total assets of $146.9 billion as of December 31, 2019. Athene's principal subsidiaries include Athene Annuity & Life Assurance Company, a Delaware-domiciled insurance company, Athene Annuity and Life Company, an Iowa-domiciled insurance company, Athene Annuity & Life Assurance Company of New York, a New York-domiciled insurance company and Athene Life Re Ltd., a Bermuda-domiciled reinsurer.
Further information about our companies can be found at www.athene.com.

Safe Harbor for Forward-Looking Statements
This press release contains, and certain oral statements made by Athene's representatives from time to time may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of Athene's management and the management of Athene's subsidiaries. Generally, forward-looking statements include actions, events, results, strategies and expectations and are often identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans,” “seeks,” “estimates,” “projects,” “may,” “will,” “could,” “might,” or “continues” or similar expressions. Forward-looking statements discussed in connection with the conference call referenced herein may include, but are not limited to, statements related to the effects of the spread of the COVID-19 virus on economic conditions and the financial markets and the resulting effects on Athene’s investment portfolio, liquidity, deployable capital, financial results, risk based capital ratios and policyholder behavior; the ACRA capital raise and the benefits to be derived therefrom; the future outcome of Athene's capital allocation determinations; expected future effective tax rates and future financial performance. Factors that could cause actual results, events and developments to differ include, without limitation: Athene's failure to recognize the returns expected to be derived from its investment in the AOG units; the effects of the spread of the COVID-19 virus on economic conditions and the financial markets and the resulting effects on Athene’s investment portfolio, liquidity, deployable capital, financial results, risk based capital ratios, policyholder behavior and price of its common shares; failure to achieve the benefits expected to be derived from the ACRA capital raise; the accuracy of Athene's assumptions and estimates; Athene's ability to maintain or improve financial strength ratings; Athene's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of Athene's reinsurers failing to meet their assumed obligations; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; the accuracy of Athene's interpretation of the Tax Cuts and Jobs Act; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; Athene's ability to protect our intellectual property; the ability to maintain or obtain approval of the Delaware Department of Insurance, the Iowa Insurance Division and other regulatory authorities as required for our operations; and other factors discussed from time to time in Athene's filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019, and its other SEC filings, which can be found at the SEC’s website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. Athene does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.
Media:
Karen Lynn
+1 441 279 8460
+1 515 342 3910
klynn@athene.com

Investor Relations:
Noah Gunn
+1 441 279 8534
+1 646 768 7309
ngunn@athene.com